EXHIBIT 99.1

SoundBite Communications Reports Second Quarter 2010 Financial Results

Revenues of $9.8 Million; International Expansion Underway

BEDFORD, Mass., Aug. 4, 2010 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the second quarter, 2010. Second quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $9.8 million, an increase of 1% compared to the same quarter in 2009. On a GAAP basis, net loss per share was $0.07 in the second quarter versus a net loss per share of $0.10 in the same quarter of 2009. On a non-GAAP basis, after excluding non-cash stock compensation expense, amortization of intangibles, impairment of goodwill and severance expense, net loss per share was $0.05 in the second quarter compared to $0.04 in the same quarter in 2009.

"Considering the challenges our clients still face with the economy, we are pleased with our second quarter results which were in line with our financial guidance.  We continue to develop and introduce new services and solutions to our large B2C and collection agency clients and they have responded well. For example, our recently released hosted predictive dialer has been well received, generating strong interest from clients, and we have gained additional traction this quarter with our interactive mobile messaging initiative. Also encouraging is the early success we are experiencing with our international expansion this quarter as evidenced in our recent press release. Overall, we are seeing growing demand across much of our business and we are optimistic that we will deliver solid growth in the second half," stated Jim Milton, president and CEO of SoundBite Communications.

Highlights of the Quarter

  Announced significant enhancements to the SoundBite Engage platform. In addition to the more powerful segmentation strategies through contact suppression and improvements in the multi channel blending and escalation features, this release supports the needs of SoundBite's multi-national clients who require global communications strategies to interact with consumers. Specifically, globally focused enhancements include multiple character sets that support global interactive text messaging dialogs, multiple language, dialect and text-to-speech options to provide more personalized voice messages, and an expanded library of professional voice talents that enable localized language options.
  Introduced the general availability of the SoundBite Fraud Management Solution (FMS) a real-time, multi-channel fraud resolution solution for card issuing banks and announced a leading global issuing bank completed the deployment of SoundBite FMS with integration to a leading fraud detection system.
  Introduced its Customer Lifecycle and Optimization Solution Suites, both powered by SoundBite Engage™.  SoundBite's interactive Customer Lifecycle Solutions address key business challenges to help businesses build strong customer relationships from acquisition through retention, while its Optimization Solutions provide enterprise-wide solutions that enable more efficient and effective customer interactions.  These solution suites are packaged to deliver quick time to value to our clients.

Quarterly Results

GAAP Results

Gross margin for the second quarter of 2010 was 59.7% versus 60.9% in the second quarter of 2009.  Operating expenses were $6.9 million in the second quarter of 2010 and as a percentage of revenues were 71.1% versus 77.5% in the year-earlier period.

Net loss was $1.1 million for the second quarter of 2010 versus a net loss of $1.6 million in the second quarter of 2009. Net loss per share for the second quarter of 2010 was $0.07, versus a net loss per share of $0.10 in the same quarter of 2009.

Net loss in the second quarter of 2010 included stock-based compensation expense of $344,000 and amortization of intangible assets of $13,000. Net loss in the second quarter of 2009 included severance expense of $553,000, stock-based compensation expense of $284,000, a charge of $69,000 resulting from the impairment of goodwill and amortization of intangibles of $30,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

In terms of free cash flow, our operating activities offset by non-cash charges, changes in working capital, contingent consideration related to our Mobile Collect acquisition and capital expenditures resulted in a negative free cash flow in the second quarter of approximately $800,000.

Non-GAAP Results

Second quarter 2010 non-GAAP net loss per share was $0.05, compared to a non-GAAP net loss per share of $0.04 for the same period in 2009. Non-GAAP net loss computations exclude stock compensation expense, amortization, impairment of goodwill and severance expense. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Third Quarter and Full Year Guidance

Based on information available as of August 4, 2010, SoundBite is issuing guidance for the third quarter and full year 2010 as follows:

For the third quarter of 2010, SoundBite currently projects revenues in the range of $9.7 million to $10.3 million and gross margin in the range of 58% to 59%. Operating expenses are expected to be approximately $7.2 million. The projection for GAAP operating loss is in the range of $1.1 million to $1.5 million, or a net loss per share of $0.07 to $0.09 for the third quarter of 2010.

The projection for non-GAAP operating loss is in the range of $700,000 to $1.2 million, or a non-GAAP net loss per share of $0.05 to $0.07. Non-GAAP net loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $300,000 and amortization of intangibles of $50,000 associated with the Company's acquisition of Mobile Collect and assumes a basic weighted share count of approximately 16.4 million shares for the third quarter of 2010. SoundBite expects capital expenditures to be approximately $450,000 and depreciation expense to be approximately $450,000.

For the fourth quarter of 2010, SoundBite projects revenues in the range of $10.8 million to $11.6 million which means full year revenue guidance will be in the range of $40.1 million to $41.5 million. On a full year basis, it estimates that gross margin will be in the range of 59% to 60%. Operating expenses are expected to be approximately $28.0 million to $29.0 million. The projection for full year 2010 operating loss is in the range of $4.0 million to $5.0 million, with a net loss per share range of $0.23 to $0.29. The Company expects to exit the year with positive operating income.

On a non-GAAP basis, full year operating loss is projected to be $2.0 million to $3.0 million, with non-GAAP net loss per share in the range of $0.14 to $0.20. Non-GAAP net loss per share estimates exclude the effects of estimated stock-based compensation expense of approximately $1.4 million and amortization of intangibles of $100,000 associated with the Company's acquisition of Mobile Collect and assume a basic weighted share count of approximately 16.4 million shares for the full year 2010. SoundBite expects capital expenditures to be approximately $1.8 million and depreciation expense to be approximately $900,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 888-350-0137 and internationally at 970-315-0478. A replay of the call will be available two hours after the live call until 11:59 p.m. ET on August 22, 2010 and can be accessed by dialing 800-642-1687 for domestic callers and 706-645-9291 for international callers and entering passcode 89821841.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses a non-GAAP measure for net loss per share. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. This reconciliation adjusts the GAAP net loss per share to exclude stock compensation expense, amortization, impairment of goodwill, and severance expense. SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net loss per share is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP, and SoundBite's non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications is a leading provider of on-demand, multi-channel proactive customer communications solutions designed to transform the way organizations communicate throughout the customer lifecycle to build trusted, lifelong and profitable relationships. Clients can leverage SoundBite's proactive customer communications offering and expertise in designing, executing and optimizing communications strategies to engage in relevant customer interactions that deliver long-term business value. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Third Quarter and Full Year 2010 Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$ 9,752	$ 9,684	$ 19,624	$ 19,117
Cost of revenues (1)	3,931	3,784	7,947	7,538
Gross profit	5,821	5,900	11,677	11,579
Operating expenses:
Research and development (1)	1,531	1,343	3,017	2,766
Sales and marketing (1)	3,608	3,630	7,297	7,171
General and administrative (1)	1,792	2,468	3,540	4,214
Impairment of goodwill	0	69	0	121
Total operating expenses	6,931	7,510	13,854	14,272
Operating loss	(1,110)	(1,610)	(2,177)	(2,693)
Other income:
Interest income	2	21	4	55
Total other income	2	21	4	55
Net loss	$ (1,108)	$ (1,589)	$ (2,173)	$ (2,638)

Net loss per common share:
Basic and diluted	$ (0.07)	$ (0.10)	$ (0.13)	$ (0.17)
Weighted average common shares outstanding:
Basic and diluted	16,330,522	15,808,346	16,323,725	15,699,792

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Cost of revenues	$ 11	$ 8	$ 20	$ 13
Research and development	85	24	116	46
Sales and marketing	102	112	232	204
General and administrative	146	140	305	230
	$ 344	$ 284	$ 673	$ 493

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$ 35,195	$ 36,322
Accounts receivable, net of allowance for doubtful accounts of $167 at
June 30, 2010 and $152 at December 31, 2009	7,054	6,878
Prepaid expenses and other current assets	1,022	1,344
Total current assets	43,271	44,544
Property and equipment, net	2,865	2,789
Intangible assets, net	43	79
Goodwill	439	213
Other assets	161	129
Total assets	$ 46,779	$ 47,754

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,309	$ 973
Accrued expenses	3,377	3,212
Total current liabilities	4,686	4,185

Non-current liabilities:
Other liabilities	488	537
Total liabilities	5,174	4,722

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,550,957 and 16,506,730 shares issued at June 30, 2010 and December 31, 2009; 16,355,572 and 16,311,345 shares outstanding at June 30, 2010 and December 31, 2009	17	17
Additional paid-in capital	68,757	68,011
Treasury stock, at cost —195,385 shares at June 30, 2010 and December 31, 2009	(132)	(132)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(26,965)	(24,792)
Total stockholders' equity	41,605	43,032
Total liabilities and stockholders' equity	$ 46,779	$ 47,754

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$ (2,173)	$ (2,638)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	993	1,308
Amortization of intangible assets	36	67
Provision for doubtful accounts	30	10
Stock-based compensation	673	493
Impairment of goodwill	0	121
Loss on disposal of equipment	0	21
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(206)	536
Prepaid expenses and other current assets	322	63
Other assets	(32)	29
Accounts payable	185	354
Accrued expenses and other liabilities	118	(629)
Net cash used in operating activities	(54)	(265)
Cash flows from investing activities:
Cash paid related to acquisition of business	(228)	(121)
Investment in capitalized software	(297)	0
Purchases of property and equipment	(621)	(345)
Net cash used in investing activities	(1,146)	(466)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	73	324
Net cash provided by financing activities	73	324
Net decrease in cash and cash equivalents	(1,127)	(407)
Cash and cash equivalents, beginning of period	36,322	37,425
Cash and cash equivalents, end of period	$ 35,195	$ 37,018

Supplemental disclosure of non-cash investing activities:
Property and equipment, included in accounts payable	$ 294	$ 83
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 116	$ 69

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
( in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP net loss	$ (1,108)	$ (1,589)	$ (2,173)	$ (2,638)
Stock Compensation Expense	344	284	673	493
Amortization Expense	13	30	36	67
Impairment of Goodwill	--	69	--	121
Severance expense	--	553	--	553
Non-GAAP net loss	$ (751)	$ (653)	$ (1,464)	$ (1,404)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.05)	$ (0.04)	$ (0.09)	$ (0.09)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,330,522	15,808,346	16,323,725	15,699,792
CONTACT:  SoundBite Communications
          IR Contact:
          Lynn Ricci
            781-897-2696
            lricci@SoundBite.com
          Media Contact:
          Marie Ruzzo
            781-897-2632
            mruzzo@SoundBite.com